March 10, 2026

Mohamed Lazzouni

Dear Mohamed:

The purpose of this letter agreement (the “Agreement”) is to confirm the terms regarding your separation of employment with Aware, Inc. (together with its subsidiaries, the “Company”).

1.
Separation of Employment. You acknowledge that your employment with the Company will terminate without cause effective March 10, 2026 (the “Separation Date”). Your salary and any accrued and unused vacation time, less all required local, state, federal and other employment-related taxes and deductions, will be paid through the Separation Date. You acknowledge that from and after the Separation Date, you shall have no authority and shall not represent yourself as an employee, officer or agent of the Company or any of its subsidiaries. You further acknowledge that except for the specific financial considerations set forth in this Agreement, you have been paid and provided all wages, vacation pay and holiday pay as of the Separation Date.

2.
Severance. Subject to your execution and delivery to the Company of a Noncompete Agreement in the form attached hereto as Exhibit A (the “Noncompete Agreement”) and a General Release and Waiver of All Claims in the form attached hereto as Exhibit B (the “Release”), with such Noncompete Agreement and Release becoming irrevocable and fully effective, the Company agrees to provide you with the following (the “Severance”):

(a)
You will be paid severance in the gross amount of $312,490.38 less all required local, state, federal and other employment-related taxes and deductions. This sum represents twelve months’ salary, and it will be paid as salary continuation in accordance with the regular payroll process of the Company, commencing on the Company’s next regular payday following the eighth business day after the date of this Agreement.

(b)
Notwithstanding anything to the contrary in any applicable option agreement or stock-based award agreement, all time-based stock options and other time-based stock-based awards held by you in which such stock option or other stock-based award would have vested if you had remained employed for an additional twelve (12) months following the Separation Date shall vest and become exercisable or nonforfeitable as of the Separation Date.

(c) The Company will pay the difference between the cost of COBRA continuation coverage, should you elect to receive it, for you and any dependent(s) who received health insurance coverage through the Company prior to the Separation Date, and the premium contribution amount applicable to you for such coverage as in effect immediately prior to the Separation Date, for a period of twelve (12) months following the Separation Date (“Continuation Benefits”). Continuation Benefits otherwise receivable by you will be reduced to the extent benefits of the same type are received by or made available to you during the applicable twelve

(12) month period, and you agree to promptly notify the Company of any such benefits received by or made available to you.

3.
Business Expenses. Any approvable expenses you have incurred through the Separation Date will be reimbursed in a timely manner once you submit an expense report with corresponding receipts.

4.
Covenants by You. You expressly acknowledge and agree to the following:

(a) You agree to return all Company documents (and any copies thereof whether in hard or electronic form), property (including, without limitation, keys, computers, iPads, computer disks and CD-ROMs, USB storage devices, pagers, phones and credit cards) and transfer any other Company information (including documents, files, etc.) within five (5) business days of the Separation Date. You may return Company documents, property and other Company information to the Company via FedEx using the Company account number. You agree to cooperate with Company representatives in the return of Company property.

(b) You agree to keep confidential all confidential and proprietary information of the Company, and you agree to abide by any and all common law and/or statutory obligations relating to protection and non-disclosure of the Company’s trade secrets and/or confidential and proprietary documents and information.

(c) You agree that all information relating in any way to this Agreement, including the terms and amount of financial consideration provided for in this Agreement, shall be held confidential by you and shall not be publicized or disclosed by you to any person (other than an immediate family member, legal counsel or financial advisor, provided that any such individual to whom disclosure is made agrees to be bound by these confidentiality obligations), business entity or government agency (except as mandated by law).

(d) You agree that you will not make any statements that are professionally or personally disparaging about, or adverse to, the interests of the Company (and/or its officers, directors and managers) including, but not limited to, any statements that disparage any such person, product, service, finances, financial condition, capability or any other aspect of the business of the Company, and that you will not engage in any conduct which is intended to harm professionally or personally the reputation of the Company (and/or its officers, directors and managers).

(e) You acknowledge and agree that any inventions, discoveries, developments, improvements, works of authorship, trade secrets, processes, designs, software, documentation, or other intellectual property conceived, developed, or reduced to practice by you, alone or jointly with others, during the course of your employment with the Company and relating to the Company’s business or actual or anticipated research or development (collectively, “Inventions”) are and shall be the sole and exclusive property of the Company or its designee. You hereby assign and transfer to the Company all right, title, and interest worldwide in and to any such Inventions, including all associated intellectual property rights. You further agree to reasonably cooperate with the Company, both during and after the termination of your employment, at the Company’s expense, in securing, maintaining, enforcing, or defending the Company’s rights in the Inventions, including executing documents and providing testimony as reasonably requested in connection with patent, trademark, copyright, or other intellectual property matters. If such assistance is requested after the termination of your employment, the Company will compensate you at your reasonable consulting rate for time actually spent providing such assistance. You hereby irrevocably appoint the Company and its authorized representatives as your attorney-in-fact to execute and file documents and take actions necessary to effectuate the purposes of this subsection if you fail or are unable to do so, provided that such authority will be exercised solely for the purpose of perfecting the Company’s rights in the Inventions.

(f) You agree that the breach of any of the foregoing covenants by you shall constitute a material breach of this Agreement and shall relieve the Company of any further obligations hereunder and, in addition to any other legal or equitable remedy available to the Company, shall entitle the Company to recover any compensation already paid to you pursuant to Section 2 of this letter.

5.
Entire Agreement/Choice of Law/Enforceability. You acknowledge and agree that this Agreement, the Noncompete Agreement and the Release set forth the entire agreement between you and the Company. No variations or modifications hereof shall be deemed valid unless reduced to writing and signed by the parties hereto. This Agreement shall be construed, interpreted and enforced in accordance with the laws of The Commonwealth of Massachusetts, without regard to its choice of law principles. You hereby consent to (a) service of process, and to be sued, in The Commonwealth of Massachusetts and (b) to the jurisdiction of the courts of The Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of your obligations hereunder, and you expressly waive any and all objections you may have as to venue in any such courts. The provisions of this Agreement are severable, and if for any reason any part hereof shall be found to be unenforceable, the remaining provisions shall be enforced in full.

6.
Understanding this Agreement. By executing this Agreement, you are acknowledging that you have been afforded sufficient time to understand the terms and effects of this letter, that your agreements and obligations hereunder are made voluntarily, knowingly, and without duress, and that neither the Company nor its agents or representatives have made any representations inconsistent with the provisions of this letter.

Your signature below reflects your understanding of, and agreement to, the terms and conditions set forth above.

Very truly yours,

AWARE, INC.

By: /s/ David K. Traverse /s/ Mohamed Lazzouni

David K. Traverse Mohamed Lazzouni

Chief Financial Officer March 10, 2026

Exhibit A

NONCOMPETE AGREEMENT

This NONCOMPETE AGREEMENT (the "AGREEMENT"), made as of the 10th day of March 2026, is entered into between Aware, Inc., a Massachusetts corporation with offices at 76 Blanchard Road, Burlington, Massachusetts 01803 (the "Company") and Mohamed Lazzouni, an individual residing at (the "Employee").

RECITALS:

A. The Company is willing to grant certain severance and other benefits to the Employee, under the circumstances specified in that certain Employment Agreement dated November 19, 2019 between the Company and the Employee (the “Employment Agreement”); and

B. As set forth in the Employment Agreement, the Employee's execution of this Agreement is a condition to his receipt of such benefits;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
NON-COMPETITION COVENANTS.
(a)
NON-COMPETITION COVENANTS. The Employee agrees that he will not, during the Non-Competition Period (as hereinafter defined), directly or indirectly:
(i)
as owner, employee, officer, director, partner, sales representative, agent, stockholder, capital investor, lessor, consultant or advisor, either alone or in association with others (other than as a holder of not more than one percent of the outstanding shares of any series or class of securities of a company, which securities of such class or series are publicly traded in the securities markets), develop, design, produce, market, sell or render (or assist any other person or entity in developing, designing, producing, marketing, selling or rendering), products or services which are competitive with the Business of the Company (as hereinafter defined) anywhere in the world;
(ii)
solicit, divert or take away, or attempt to solicit, divert or take away, the business or patronage of any of the customers, prospective customers or referral sources of the Company with whom the Company has had a relationship during the period of the Employee's employment by the Company; or
(iii)
recruit, solicit or hire any employee of the Company, or induce or attempt to induce any employee of the Company to terminate his or her employment with, or otherwise cease his or her relationship with, the Company.

(b)
DEFINITIONS. For the purposes of this Section 1, the following terms shall have the respective meanings indicated below:
(i)
"NON-COMPETITION PERIOD" shall mean the period during which the Employee is employed by the Company and the one-year period commencing on the last day of the Employee's employment by the Company, regardless of whether the Employee's termination was at the election of the Company, with or without cause, or at the election of the Employee, with or without good reason.

"BUSINESS OF THE COMPANY" shall mean the development, manufacture, marketing and/or distribution of (A) biometric technologies or wavelet compression technologies or (B) any other products or services which the Company sells, has under development or which are subject to active planning at any time during the term of the Employee's employment with the Company.

2.
INJUNCTIVE AND OTHER EQUITABLE RELIEF.
(a)
The Employee consents and agrees that if he violates any of the provisions of Section 1 hereof, the Company shall be entitled, in addition to any other remedies it may have at law, to the remedies of injunction, specific performance and other equitable relief for a breach by the Employee of Section 1 of this Agreement. This Section 2(a) shall not, however, be construed as a waiver of any of the rights which the Company may have for damages or otherwise.
(b)
Any waiver by the Company of a breach of any provision of Section 1 hereof shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.
(c)
The Employee agrees that each provision of Section 1 shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of the other clauses herein. Moreover, if one or more of the provisions contained in Section 1 shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.
(d)
If the Company shall prevail in any action, suit or other proceeding (whether at law, in equity or otherwise) instituted concerning or arising out of this Agreement, it shall recover, in addition to any other remedy granted to it therein, all its costs and reasonable attorneys’ fees incurred in connection with the prosecution or defense of such action, suit or other proceeding.
3.
OTHER AGREEMENTS.

The Employee represents and warrants that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any other agreement by which he is bound.

4.
NOT A CONTRACT OF EMPLOYMENT.

The Employee understands that this Agreement does not constitute a contract of employment or give the Employee rights to employment or continued employment by the Company.

5.
ENTIRE AGREEMENT.

This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement. In particular, this Agreement supersedes Section 10 of the Employee Agreement (as such term is defined in the Employment Agreement), but the rest of the Employee Agreement remains in full force and effect.

6.
AMENDMENT.

This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

7.
GOVERNING LAW.

This Agreement shall be construed, interpreted and enforced in accordance with the laws of The Commonwealth of Massachusetts, without regard to its choice of law principles. The Employee hereby consents to (a) service of process, and to be sued, in The Commonwealth of Massachusetts and (b) to the jurisdiction of the courts of The Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of Employee's obligations hereunder, and Employee expressly waives any and all objections he or she may have as to venue in any such courts.

8.
SUCCESSORS AND ASSIGNS

. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

9.
MISCELLANEOUS.
(a)
No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

(b)
The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.
(c)
This Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provisions shall be construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by applicable law.
(d)
This Agreement shall become effective seven (7) business days after it is signed. The Employee may revoke this Agreement within seven (7) business days after it is signed by delivering a written notice of rescission to Chief Financial Officer, Aware, Inc., 76 Blanchard Road, Burlington, Massachusetts 01803. To be effective, the notice of rescission must be hand delivered, or postmarked within the seven (7) business day period and sent by certified mail, return receipt requested, to the referenced address.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

AWARE, INC.

By: /s/ David K. Traverse
David K. Traverse
Chief Financial Officer

EMPLOYEE

/s/ Mohamed Lazzouni

Mohamed Lazzouni

Exhibit B

GENERAL RELEASE AND WAIVER OF ALL CLAIMS
(INCLUDING OLDER WORKER BENEFITS PROTECTION ACT CLAIMS)

For good and valuable consideration, including without limitation the compensation and benefits set forth in the Employment Agreement dated November 19, 2019 (the “Agreement”) between the undersigned and Aware, Inc. (the “Company”), to which this General Release and Waiver of All Claims is attached, the terms of which Agreement shall survive this General Release and Waiver of Claims, the undersigned, on behalf of and for himself or herself and his or her heirs, administrators, executors, representatives, estates, attorneys, insurers, successors and assigns (hereafter referred to separately and collectively as the “Releasor”), hereby voluntarily releases and forever discharges the Company, and its subsidiaries (direct and indirect), affiliates, related companies, divisions, predecessor and successor companies, and each of its and their present, former, and future shareholders, officers, directors, employees, agents, representatives, attorneys, insurers and assigns (collectively as “Releasees”), jointly and individually, from any and all actions, causes of action, claims, suits, charges, complaints, contracts, covenants, agreements, promises, debts, accounts, damages, losses, sums of money, obligations, demands, and judgments all of any kind whatsoever, known or unknown, at law or in equity, in tort, contract, by statute, or on any other basis, for contractual, compensatory, punitive or other damages, expenses (including attorney’s fees and cost), reimbursements, or costs of any kind, which the undersigned employee ever had, now has, or may have, from the beginning of the world to the date of this Release, known or unknown, in law or equity, whether statutory or common law, whether federal, state, local or otherwise, including but not limited to any and all claims arising out of or in any way related to the undersigned’s engagement by the Company (including the hiring or termination of that engagement), or any related matters including, but not limited to claims, if any arising under the Age Discrimination in Employment Act of 1967, as amended by the Older Worker Benefits Protection Act; the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991, as amended; the Family and Medical Leave Act of 1993, as amended; the Immigration Reform and Control Act of 1986; the Americans with Disabilities Act of 1990, as amended; the Employee Retirement Income Security Act (ERISA), as amended; the Massachusetts laws against discrimination and harassment (including Mass. Gen. L. c. 151B), protecting equal rights or concerning the payment of wages (including Mass. Gen. L. c. 149, section 148 et seq. and Mass. Gen. L. c. 151, section 1A, et seq.), and federal, state or local common law, laws, statutes, ordinances or regulations. Notwithstanding the foregoing, nothing contained in this General Release and Waiver of Claims shall be construed to bar any claim by the undersigned to enforce the terms of the Agreement.

Releasor represents and acknowledges the following:

(a)
that Releasor understands the various claims Releasor could have asserted under federal or state law, including but not limited to the Age Discrimination in Employment Act, Mass. Gen. L. c. 151B, the Massachusetts Wage Act and Massachusetts overtime pay law and other similar laws;

(b)
that Releasor has read this General Release carefully and understands all of its provisions;

(c)
that Releasor understands that Releasor has the right to and is advised to consult an attorney concerning this General Release and in particular the waiver of rights Releasor might have under the laws described herein and that to the extent, if any, that Releasor desired, Releasor availed himself or herself of this right;

(d)
that Releasor has been provided at least twenty-one (21) days to consider whether to sign this General Release and that to the extent Releasor has signed this General Release before the expiration of such twenty-one (21) day period Releasor has done so knowingly and willingly;

(e)
that Releasor enters into this General Release and waives any claims knowingly and willingly; and

(f)
that this General Release shall become effective seven (7) business days after it is signed. Releasor may revoke this General Release within seven (7) business days after it is signed by delivering a written notice of rescission to Chief Financial Officer, Aware, Inc., 76 Blanchard Road, Burlington, Massachusetts 01803. To be effective, the notice of rescission must be hand delivered, or postmarked within the seven (7) business day period and sent by certified mail, return receipt requested, to the referenced address.

Signed and sealed this 10th day of March 2026

Signed: /s/Mohamed Lazzouni

Name: Mohamed Lazzouni